Exhibit 10.01

Employee Info
Last Name	First Name	Title	On Quota Date	Manager	Variable	Salary	Currency
Mosher	Kevin	Senior Vice President, Worldwide Field Operations	5/1/2009	Tom Reilly	$200,000	$300,000	USD

Targets
	Q1’09	Q2’09	Q3’09	Q4’09	FY09
Revenue Target	36,147,727	40,510,933	44,809,973	49,039,649	170,508,282

Comp Plan Structure
		Target Variable
Revenue		$120,000	60%
Quarterly Revenue Bonus		$40,000	20%
Margin Contribution		$40,000	20%

Total Variable		$200,000

		payout for each %
Revenue Commission Payout	0-90%	$0.00
	90-95%	$250.00	target payout @ 90%:	75%
	95-100%	$1,250.00
	100-105%	$3,000.00	100-105% multiplier:	10
	105-110%	$6,000.00	105-110% multiplier:	20
	>110%	$6,000.00	>110% multiplier:	20

		payout for each % above Quota
Quota Bonus	100-105%	$1,000.00	100-105% multiplier:	10
	>105	$2,000.00	>105% multiplier:	20

Margin Contribution Bonus Multipliers
	>100 -≤105%	2.30
	>105 - <115%	3.50
	≥115%	4.00

Exchange Rates
USD	1.000
CAD	1.0135
GBP	0.5046
EUR	0.6407
SGD	1.361
HKD	7.7919
CNY	6.9958
JPY	104.053

FY10 Sales Compensation Plan
Name: Title:	Kevin Mosher Senior Vice President, Worldwide Field Operations	On Quota Date: Manager:	5/1/2009 Tom Reilly

Revenue Target	As provided in the ArcSight FY 2010 internal operating plan.

Revenue Commissions		Q1	Q2	Q3	Q4
	0 - ≤90%	$0	$0	$0	$0
	>90 - ≤95%	$250	$250	$250	$250
	>95 - ≤100%	$1,250	$1,250	$1,250	$1,250
	>100 - ≤105%	$3,000	$3,000	$3,000	$3,000
	>105%	$6,000	$6,000	$6,000	$6,000

		Q1	Q2	Q3	Q4	FY09
Quarterly Revenue Bonus		$10,000	$10,000	$10,000	$10,000	$40,000

Margin Contribution Bonus		Q1	Q2	Q3	Q4
	100%	$10,000	$10,000	$10,000	$10,000
	>100 - ≤105%	$23,000	$23,000	$23,000	$23,000
	>105 - ≤115%	$35,000	$35,000	$35,000	$35,000
	>115%	$40,000	$40,000	$40,000	$40,000

Target Earnings		Q1	Q2	Q3	Q4	FY09
Salary		$75,000	$75,000	$75,000	$75,000	$300,000
Revenue Commission		$30,000	$30,000	$30,000	$30,000	$120,000
Quarterly Revenue Bonus		$10,000	$10,000	$10,000	$10,000	$40,000
Margin Contribution Bonus		$10,000	$10,000	$10,000	$10,000	$40,000

Total Compensation		$125,000	$125,000	$125,000	$125,000	$500,000

	% of Target
Earnings Above Quota	100%	105%	110%	115%
Salary	$300,000	$300,000	$300,000	$300,000
Revenue Commission	$120,000	$180,000	$300,000	$420,000
Quarterly Revenue Bonus	$40,000	$40,000	$40,000	$40,000
Margin Contribution Bonus	$40,000	$92,000	$140,000	$140,000

Total Compensation	$500,000	$612,000	$780,000	$900,000

FY09 Earnings:

	Quarterly				Annual
% of quota	Commissions	Quarterly Rev Bonus	Margin Bonus	Total Variable	Salary	Variable	Total
90%	$0	$0	$0	$0	$300,000	$0	$300,000
91%	$22,750	$0	$0	$22,750	$300,000	$91,000	$391,000
92%	$23,000	$0	$0	$23,000	$300,000	$92,000	$392,000
93%	$23,250	$0	$0	$23,250	$300,000	$93,000	$393,000
94%	$23,500	$0	$0	$23,500	$300,000	$94,000	$394,000
95%	$23,750	$0	$0	$23,750	$300,000	$95,000	$395,000
96%	$25,000	$0	$0	$25,000	$300,000	$100,000	$400,000
97%	$26,250	$0	$0	$26,250	$300,000	$105,000	$405,000
98%	$27,500	$0	$0	$27,500	$300,000	$110,000	$410,000
99%	$28,750	$0	$0	$28,750	$300,000	$115,000	$415,000
100%	$30,000	$10,000	$10,000	$50,000	$300,000	$200,000	$500,000
101%	$33,000	$10,000	$23,000	$66,000	$300,000	$264,000	$564,000
102%	$36,000	$10,000	$23,000	$69,000	$300,000	$276,000	$576,000
103%	$39,000	$10,000	$23,000	$72,000	$300,000	$288,000	$588,000
104%	$42,000	$10,000	$23,000	$75,000	$300,000	$300,000	$600,000
105%	$45,000	$10,000	$23,000	$78,000	$300,000	$312,000	$612,000
106%	$51,000	$10,000	$35,000	$96,000	$300,000	$384,000	$684,000
107%	$57,000	$10,000	$35,000	$102,000	$300,000	$408,000	$708,000
108%	$63,000	$10,000	$35,000	$108,000	$300,000	$432,000	$732,000
109%	$69,000	$10,000	$35,000	$114,000	$300,000	$456,000	$756,000
110%	$75,000	$10,000	$35,000	$120,000	$300,000	$480,000	$780,000
111%	$81,000	$10,000	$35,000	$126,000	$300,000	$504,000	$804,000
112%	$87,000	$10,000	$35,000	$132,000	$300,000	$528,000	$828,000
113%	$93,000	$10,000	$35,000	$138,000	$300,000	$552,000	$852,000
114%	$99,000	$10,000	$35,000	$144,000	$300,000	$576,000	$876,000
115%	$105,000	$10,000	$35,000	$150,000	$300,000	$600,000	$900,000
116%	$111,000	$10,000	$40,000	$161,000	$300,000	$644,000	$944,000
117%	$117,000	$10,000	$40,000	$167,000	$300,000	$668,000	$968,000
118%	$123,000	$10,000	$40,000	$173,000	$300,000	$692,000	$992,000
119%	$129,000	$10,000	$40,000	$179,000	$300,000	$716,000	$1,016,000
120%	$135,000	$10,000	$40,000	$185,000	$300,000	$740,000	$1,040,000
121%	$141,000	$10,000	$40,000	$191,000	$300,000	$764,000	$1,064,000
122%	$147,000	$10,000	$40,000	$197,000	$300,000	$788,000	$1,088,000
123%	$153,000	$10,000	$40,000	$203,000	$300,000	$812,000	$1,112,000
124%	$159,000	$10,000	$40,000	$209,000	$300,000	$836,000	$1,136,000
125%	$165,000	$10,000	$40,000	$215,000	$300,000	$860,000	$1,160,000

ArcSight FY10 Sales Compensation Plan
EXHIBIT A – Specific Terms and Conditions
Senior Vice President, Field Operations

CALCULATION OF COMMISSIONS1
I.	Revenue Commissions: Revenue Commissions are calculated based on achievement by the Company of the quarterly Revenue target specified in the Company’s fiscal 2010 internal operating plan (“Revenue Target”). The Commissions for each percentage of achievement of the Revenue Target are calculated as follows:
•	provided that actual Revenues exceed 90% of the Revenue Target for the quarter, $250 multiplied by the percentage of Revenue Target achieved up to 95%; plus

•	$1,250 multiplied by the percentage of Revenue Target achieved in excess of 95% up to 100%; plus

•	$3,000 multiplied by the percentage of Revenue Target achieved in excess of 100% up to 105%; plus

•	$6,000 multiplied by the percentage of Revenue Target achieved in excess of 105%, in each case, where the percentage of Revenue Target achieved and the percentages defining each range of performance above are rounded down to the nearest tenth of a percent and multiplied by 100.
II. Quarterly Revenue Bonus: Quarterly Revenue Bonuses will be paid for achieving Revenue at least equal to Q1 Revenue Target, Q2 Revenue Target, Q3 Revenue Target, and Q4 Revenue Target. A Plan participant will be eligible for a Quarterly Revenue Bonus only if the Plan participant was employed by ArcSight on the last day of the applicable fiscal quarter.

[1]	The calculation of Commissions described in this Exhibit A is qualified in its entirety by the terms and conditions of Exhibit B.

III. Margin Contribution Bonus: Each quarter the Commission amount attributable to operating expense/contribution margin will be determined by either incurring actual sales operating expenses less than or equal to the sales operating expense target specified for such quarter in the Company’s fiscal 2010 internal operating plan or achieving actual sales contribution margins equal to or greater than the sales contribution margin target specified for such quarter in the Company’s fiscal 2010 internal operating plan. The quarterly bonus will vary depending on the level of Revenue achieved relative to the year-to-date Revenue Target. For example, in Q1 if the Revenue achieved equaled 102% of the year-to-date Revenue Target and either the actual operating costs were less than target or the actual contribution margin was greater than target, then the bonus earned would be equal to the “>100 - <105%” amount described on the cover page of this Plan.

ArcSight FY10 Sales Compensation Plan – Senior VP Field Operations
EXHIBIT B – General Terms and Conditions

OBJECTIVES
This ArcSight FY10 Sales Compensation Plan (this “Plan”) describes the terms of your sales compensation at ArcSight, Inc. (“ArcSight” or the “Company”) for the Plan Year, which is intended to achieve the following objectives:
•	Increase sales for the Company’s services and products.

•	Reward consistent achievement and over plan performance on a quarterly basis.

•	Reward sales personnel for their contribution to the achievement of Company objectives.

•	Attract and retain an effective sales team.
DEFINITIONS
1.	Commissions – Opportunity for compensation in addition to the base salary. Commissions for software and appliances (“Products”), maintenance and support (“Maintenance”) and professional services (“Services”) are based on the Booking Value of proceeds from Bookings of the Company for such Products, Maintenance and Services.

2.	Sales Contract – Comprehensive set of legally binding documents and required approvals and signatures associated with each Booking, generally an end user license agreement signed by ArcSight and the customer (or, in the case of shrinkwrap agreements, agreed to by the customer). Sales Contracts typically include the following items:
a.	Software License and/or Appliance Revenues – Revenues associated with licensing of software products and/or sale of appliance products.

b.	Service Revenues – Revenues associated with sale of consulting and installation projects that are normally billed as time and materials. Expenses incurred in the performance of Services are billed to the customer. These expenses are not counted towards Booking Value for the purpose of calculating Commissions.

c.	Maintenance Revenues – Revenues associated with Maintenance.
3.	Booking Value – Net amount upon which Commissions are calculated. Booking Value is net of any refunds, referral fees, penalties, free services and other given allowances directly associated with the applicable Sales Contract. Taxes collected by ArcSight are not included as Booking Value for the purpose of calculating Commissions.

4.	Booking – Sales transaction with a customer that, at a minimum, has the following characteristics:
a.	Sales Contract;

b.	Binding purchase order received from the customer;

c.	No acceptance provisions that delay license revenue recognition beyond date of delivery of software or appliances;

d.	Payment terms of net 45 days or less with credit worthy customer;

e.	No promise of future deliverables, including in the form of upgrades or future software products. This includes both explicit and implicit future deliverables;

f.	No milestone performance provisions;

g.	No provisions relating to right of return, refund or rescission provided to customer after delivery of the Products, Maintenance or Services that impact revenue recognition;

h.	Standard warranty provisions that impact revenue recognition; and

i.	With respect to sales transactions involving appliances, standard delivery and risk of loss provisions (i.e., Ex Works) and with respect to sales transactions involving appliances using the “license in the box” approach, such transactions will not be deemed to be a Booking until the Company has received payment for such transactions.
In the event that any provision described in Items (c) – (i) above is included in a Sales Contract, such sales transaction will not be deemed to be a Booking until ArcSight determines that such Booking constitutes Revenue.
5.	Plan Year – FY09 (May 1, 2009 – April 30, 2010)

6.	Cash Collection – Receipt of payment from a customer in a recognized form including a bank draft, bank deposit or approved promissory note.

7.	All decisions, interpretations and other actions of the CFO and CEO (acting together) relating to this Plan, including the calculation of Commissions and whether a sales transaction constitutes a Booking, shall be final and binding on all Plan participants. All compensation (including Commissions) described herein are subject to withholding and other applicable taxes.
COMMISSION VESTING AND PAYMENTS
Plan participants are eligible to earn Commissions in addition to base salary. Commissions are deemed earned upon the Company’s receipt of both (1) a Booking achieved in compliance with this Plan and (2) the full payment to ArcSight agreed to in the applicable Sales Contract. Notwithstanding the foregoing, ArcSight will advance Commissions for current employees.

ADDITIONAL TERMS
1.	Payout. Commissions are payable at the end of each month for all Bookings from the prior month, provided that Commissions for Bookings for Services that involve 100 days or more of Services are payable quarterly over the period that the Services are delivered. A payout will be treated as an advance unless the Commission on which the payout is based has been earned, as described above under “Commission Vesting and Payments.”

2.	Upon termination of employment, a Plan participant will be paid only Commissions earned (as described above under “Commission Vesting and Payments”) for Bookings that have occurred prior to the date of termination. Any Commissions that have not been earned for Bookings that have occurred prior to the date of termination will be payable only if they are earned within three months of the date of termination (including receipt by ArcSight of the full payment agreed to in the applicable Sales Contract). No Commissions will be paid for Bookings that occur on or after the date of termination. Commissions will not be advanced and the Booking Value will not accrue to employees after the date of termination. Commissions that are earned at the time of termination will be paid no later than the last day of the month following the month in which the termination becomes effective.

3.	Indirect Sales. Commissions for Bookings achieved through an ArcSight channel partner will be calculated based on the Booking Value to ArcSight.

4.	Dispute Resolution. Disagreements or disputes between ArcSight and any Plan participant arising out of or relating to interpretation or implementation of this Plan shall be submitted to ArcSight’s CFO and CEO, acting together, for resolution. The CFO and CEO, acting together, shall decide the issue in their sole discretion. Such decision will be final and binding.

5.	Extended Absences. To earn Commissions, the Plan participant must be actively managing the account. If the Plan participant is not actively managing the account, the CFO and CEO, at their sole discretion and acting together, may impose a Commission split and/or transition an account and the eligibility for a Commission thereon to another salesperson who will be able to actively manage those accounts.

6.	Modifications. The Company can modify this Plan upon 20 days’ written notice to applicable sales team members. Modifications will apply only to future Sales Contracts. Sales Contracts that have been completed or are substantially near completion (i.e., at or above level 6 in salesforce.com) will not be impacted.

7.	Reconciliation of Negative Commission Balances. If charge-backs or recoupments result in a negative Commission balance, the Plan participant acknowledges and agrees that the negative balance will carry forward and will be offset against future earned Commissions until the negative balance is eliminated.

In the event that a negative balance exists upon termination, the Plan participant acknowledges and agrees that: (i) such a balance constitutes a debt to ArcSight for which the Plan participant remains fully responsible to repay; (ii) ArcSight will deduct the balance from the Plan participant’s final paycheck to the extent allowed by law; and (iii) if the deduction from the final paycheck is insufficient to cover the balance, the Plan participant will be responsible to pay back any remaining balance to ArcSight.
8.	Ethical and Legal Standards.
a.	No employee may pay, offer to pay or give any of their incentive compensation or anything else of value to any reseller, agent, customer or representative of the customer or any other person as an inducement or reward for assistance in obtaining a sale or retaining a customer relationship.

b.	Gifts and entertainment above a nominal amount shall not be given to customers, agents or representatives except in accordance with ArcSight’s Travel, Entertainment and General Expense Policy, the Code of Business Conduct and Ethics, the Legal Compliance Policy, the Policy Regarding Improper Influence of Foreign Officials and the Policy and Rules of Conduct for Doing Business with the Government.

c.	No ArcSight employee shall enter into any understanding, agreement, plan or scheme, express or implied, formal or informal, with any competitor in regard to prices, terms, or conditions of sales, distribution, territories or customers, nor engage in any other conduct which may violate any of the antitrust and/or trade regulation and/or practices.

d.	Sales personnel are bound by and must comply at all times with ArcSight’s policies and procedures for entering into business arrangements with customers, vendors, and other third parties. ArcSight contracts with customers and other parties through formal, written agreements. No ArcSight employee shall enter into a side agreement with any third parties, including customers and vendors.

e.	Eligibility for Commissions is conditioned upon full adherence by Plan participants with ArcSight’s policies and procedures regarding conflicts of interest and ethical and legal standards. Any failure to comply with such policies and laws will result in the denial or recovery of a Commission, and will subject the salesperson to further disciplinary action, up to and including termination. Any failure to comply with ArcSight’s policies relating to the quote approval process in salesforce.com will subject the salesperson to a 50% reduction of the Commissions that he or she would otherwise be entitled to for the related Booking.
9.	No Effect on Employment. This Plan is not intended to and does not in any way alter the at-will nature of salespersons’ employment with ArcSight, nor does it constitute a guarantee of employment for a specified period. Employment with ArcSight is at will, which means that either the salesperson or ArcSight may terminate the employment relationship at any time, with or without cause or prior notice.

10.	Confidentiality. This Plan is deemed confidential information of the Company to the fullest extent allowed by law.
11.	Entire Agreement; Effective Date. This Plan constitutes the entire agreement between ArcSight and the Plan participant identified herein with respect to the subject matter hereof, and it supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. This Plan is effective from the later of May 1, 2009 or a Plan participant’s start date and will apply only to Commissions relating to Bookings that occur during the Plan Year. ArcSight will have no obligation to pay any Commissions for Bookings that are not earned (as described above under “Commission Vesting and Payments”) by October 31, 2010; provided, however, that with respect to any Booking that is deferred pursuant to Section 1 above (Payout), ArcSight’s payment obligation to pay Commissions will continue until April 30, 2011.